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                                                                      EXHIBIT 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Pulte Homes, Inc. 401(k) Plan As Amended and Restated Effective December 31, 2002 of Pulte Homes, Inc. of our report dated January 23, 2004, with respect to the consolidated financial statements of Pulte Homes, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Detroit, Michigan
May 12, 2004